THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAW. THESE SECURITIES MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR AN EXEMPTION THEREFROM.


                           VARI-L COMPANY, INC.
                    CONVERTIBLE SUBORDINATED DEBENTURE

                                                           Debenture No.
                                                              March 4, 1997

     FOR VALUE RECEIVED, the undersigned, Vari-L Company, Inc., a Colorado corporation (the "Company"), does hereby promise to pay to the order of
                                  ("Holder"), at the Company's principal
business office, or at such other place as Holder may hereafter designate
in writing, the principal sum of $              (the "Principal") and
interest thereon at the rate of 7% per annum from the date hereof until the first to occur of (i) the date on which the Principal and accrued interest of this Debenture is converted into shares of the Company's $.01 par value common stock ("Common Stock") as provided in Section 1 below (the "Conversion Date"), or (ii) four years from the date hereof (the "Maturity Date") at which time the Principal and all accrued interest thereon shall be due and payable; provided, however, that if the Common Stock into which this Debenture is convertible is not registered with the Securities and Exchange Commission (pursuant to the Securities Purchase Agreement dated March 4, 1997 between the Company and certain purchasers (the "Securities Purchase Agreement")) on or before 120 days from the date hereof, interest shall accrue from the 120th day of the date hereof at the rate of 15% per annum until the first to occur of (i) such registration being effective, (ii) the Conversion Date, or (iii) the Maturity Date. Accrued interest shall be due on the Conversion Date or the Maturity Date, whichever occurs first.

     1.   CONVERSION.

     1.01 CONVERSION BY HOLDER.

          a. Subject to the limitations provided in the Securities Purchase Agreement, all or any portion of the Principal and accrued and unpaid interest thereon may be converted (a "Conversion") at any time, at the election of the Holder, into the number of shares of the Company's $.01 par value common stock ("Common Stock") equal to the Principal, plus any interest then accrued, divided by the lower of (i) $9.50 per share, or
(ii) 84% of the average closing bid price of the Company's Common Stock on the Nasdaq National Market (or such other stock exchange, quotation service or over the counter market on which the Common Stock may be traded) for the ten (10) trading days prior to the Conversion (the "Conversion Price").

          b. To effect a Conversion of this Debenture into shares of Common Stock, the Holder shall deliver by telecopy or otherwise, a written request to convert this Debenture into Common Stock ("Conversion Notice") in the form attached hereto as Exhibit A to the Company at its principal office to the attention of Darce Hume, Controller, and Holder shall deliver to Darce Hume at the Company as soon as practicable thereafter, the original Conversion Notice and this Debenture. At its expense, the Company shall within three (3) business days of its receipt of the original Conversion Notice and this Debenture, issue and deliver to Holder at the Company's principal office, or at such other place designated by the Holder, a certificate ("Certificate") evidencing the issuance of such Common Stock to which the Holder is entitled upon such Conversion, together with any cash amounts payable in lieu of the issuance of a fraction of a share of Common Stock as described in Section 1.02 of this Debenture.

          c. Provided that Holder delivers the original Conversion Notice and this Debenture within two (2) business days of the initial delivery of the Conversion Notice to the Company by telecopy or otherwise, as provided in d above, Conversion shall be deemed to be effective on the date of such initial delivery of the Conversion Notice. Otherwise, Conversion shall be deemed to be effective on the date the Company receives the original Conversion Notice and this Debenture. Thereafter, the Holder shall be treated for all purposes as the record holder of such securities as of the date of conversion. Under certain circumstances, the Company shall be obligated to make a late payment to Holder as set forth in Section 5.03 of the Securities Purchase Agreement.

     1.02 FRACTIONAL SHARES. No fractional shares of Common Stock will be issued in connection with any Conversion hereunder, but in lieu of such fractional shares the Company shall make a cash payment therefore in an amount determined in such reasonable manner as may be prescribed by the Board of Directors of the Company.

     1.03 REDEMPTION BY THE COMPANY.

          a. If the Company receives a request to convert all or any portion of this Debenture and the Conversion Price is less than $8 per share (the "116% Redemption Trigger Price"), the Company shall have the right to decline to convert some or all of the Debenture or portion of a Debenture for which Conversion is attempted and instead redeem such portion by payment of 116% of the principal plus accrued and unpaid interest thereon (the "Redemption Amount"). In addition, if the Company has not obtained the shareholder or other approval required by Section
1.01 of the Securities Purchase Agreement, or (at Purchaser's option) if the registration statement referred to above has not been declared effective by the Securities and Exchange Commission by the first anniversary of the date of issuance, then the Company shall be required to redeem this Debenture or any unconverted portion thereof on the first anniversary of the date of issuance hereof for cash equal to 115% of the principal amount hereof plus accrued interest (the "Non-approval Redemption Amount") and payment of such amount shall be made within three
(3) business days after first anniversary date of the date of issuance hereof.

          b. In order for the Company to effect redemption of this Debenture into shares of Common Stock under the first sentence of Section 1.03(a), the Company shall notify the Holder, no later than three (3) business days after the attempted Conversion, of the Company's intent to effect such redemption. At its expense, the Company shall, no later than thirty (30) days thereafter, issue and deliver to the Holder at the Company's principal office or at such other place designated by the Holder, the 116% Redemption Amount by a bank draft for immediately available funds or a check drawn on the Company's account. Interest shall continue to accrue during such thirty (30) day period. Under certain circumstances, the Company shall be obligated to make a late delivery payment to Holder as set forth in Section 5.03 of the Securities Purchase Agreement.

     2. SUBORDINATION. As used herein, "Senior Debt" is any secured indebtedness of the Company, whether presently owed or incurred at any time in the future, in favor of one or more banks, savings and loan associations, institutions or other asset-based lenders in an aggregate amount, up to $25,000,000. Upon receipt by the Company of notice from a lender of Senior Debt that the Company is in default under any Senior Debt and continuing during the period of such default (unless such lender has waived the default or has agreed not to enforce any remedies with respect to such default), the indebtedness evidenced by this Debenture shall be subordinated and subject in right of payment to the prior payment in full of the Senior Debt and no payment of Principal or interest on this Debenture shall be made by the Company. Failure to make such payment while any Senior Debt is in default shall not be deemed an Event of Default under this Debenture until the Maturity Date; provided, however, that notwithstanding the occurrence of any such Event of Default on the Maturity Date, payment of Principal and accrued interest hereon shall not be paid so long as any Senior Debt remains in default and this Debenture shall remain subordinated and subject in right of payment to all Senior Debt. If this Debenture remains unpaid after the Maturity Date because it has been subordinated as provided herein, Holder shall continue to have the right to convert pursuant to Section 1 hereof until this Debenture is paid in full. The Holder of this Debenture, by the purchase and acceptance hereof, does hereby agree to and shall be bound by all the provisions contained herein relating to such subordination.

     3. EVENTS OF DEFAULT. Subject to the limitation on defaults while Senior Debt is in arrears as described in Section 2 of this Debenture, if any of the following events shall occur (referred to herein as an "Event of Default") and shall be continuing:

          a. Default in the payment of Principal or accrued interest of the Debenture on the Maturity Date; or

          b. Default in the due observance or performance of any other covenant, condition or agreement on the part of the Company to be observed or performed pursuant to the terms hereof or of the covenants set forth in
Section 5, 6.01 or 6.02 of the Securities Purchase Agreement and such default continues for 20 days after written notice thereof (specifying such default and making the request that the same be remedied in accordance with this Section 3), has been received by the Company and was sent by the Holder or Holders of at least 33-1/3% of the principal amount of the Debentures then outstanding (the Company to give forthwith to all other holders of Debentures at the time outstanding written notice of the receipt of such notice specifying the default referred to therein); or

          c. The entry of a decree or order by a court having jurisdiction in the premises adjudging the Company as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under federal bankruptcy laws or any other applicable federal estate law, or appointing a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or of any substantial part of its property or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or

          d. The institution by the Company of proceedings to be adjudicated as bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it or the filing by it of a petition or answer or consent seeking reorganization or release under federal bankruptcy laws or any other applicable federal or state law, or the consent by it to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due or the taking of corporate action by the Company in furtherance of any such action;

then, the Holder or Holders of at least 33-1/3% in aggregate principal amount of the Debentures at the time outstanding may, at its or their option, by notice to the Company, declare all the Debentures to be, and all the Debentures shall upon the Company's receipt of such notice be and become, forthwith due and payable together with interest accrued thereon without presentment, demand, protest or further notice of any kind, all of which are expressly waived by the Company to the extent permitted by law.

     4. STOCK FULLY PAID; RESERVATION OF SHARES. All shares of Common Stock which may be issued upon the exercise of the rights represented by this Debenture will, upon issuance, be fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issue thereof. During the period within which the rights represented by this Debenture may be exercised, the Company will at all times have authorized, and reserved for the purpose of the issue upon exercise of the conversion rights evidenced by this Debenture, a sufficient number of shares of its Common Stock to provide for the exercise of the rights represented by this Debenture.

     5. ADJUSTMENT OF CONVERSION PRICE AND REDEMPTION TRIGGER PRICE. The number and kind of securities issuable upon conversion of this Debenture and the Conversion Price (as well as the Redemption Trigger Price) shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:

     5.01 RECLASSIFICATION OR MERGER. In case of any reclassification or change of outstanding securities of the shares of the Company's Common Stock issuable upon conversion of this Debenture (other than a change in par value, or from par value to no par value, or from no par value to par value) or in case of any merger of the Company with or into another corporation (other than a merger with another corporation in which the Company is a continuing corporation and which does not result in any reclassification or change of outstanding securities issuable upon conversion of this Debenture), or in case of any sale of all or substantially all of the assets of the Company, the Company shall, as condition precedent to such transaction, execute a new Debenture or cause such successor or purchasing corporation, as the case may be, to execute a new Debenture, providing that the holder of this Debenture shall have the right to convert such new Debenture and upon such conversion to receive, in lieu of each share of Common Stock theretofore issuable upon exercise of this Debenture, the kind and amount of shares of stock, other securities, money and property receivable upon such reclassification, change or merger by the holder of one share of Common Stock. Such new Debenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this section 5. The provisions of this section 5 shall similarly apply to successive reclassifications, changes, mergers and sales of assets.

     5.02 SUBDIVISION OR COMBINATION OF SHARES. If the Company at any time while this Debenture remains outstanding shall subdivide or combine its Common Stock, the Conversion Price and the Redemption Trigger Price shall be proportionately decreased in the case of a subdivision or increased in the case of a combination.

     5.03 STOCK DIVIDENDS. If the Company at any time while this Debenture is outstanding shall pay a dividend with respect to Common Stock payable in, or make any other distribution with respect to Common Stock (except any distribution specifically provided for in the foregoing Sections 5.01 and 5.02) of, Common Stock, then the Conversion Price and the Redemption Trigger Price shall be adjusted, from and after the date of determination of shareholders entitled to receive such dividend or distribution, to that price determined by multiplying the Conversion Price or the Redemption Trigger Price, as the case may be, in effect immediately prior to such date of determination by a fraction (a) the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to such dividend or distribution, and (b) the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such dividend or distribution.

     6. NOTICE OF ADJUSTMENT. Whenever the Conversion Price and the Redemption Trigger Price shall be adjusted pursuant to Section 5 hereof, the Company shall make a certificate signed by its chief financial officer setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the Conversion Price and Redemption Trigger Price after giving effect to such adjustment, and shall cause copies of such certificate to be mailed by first class mail, postage prepaid, to the Holder.

     7. NOTICE OF CERTAIN ACTIONS. In the event that the Company shall propose at any time:

          a. to declare any dividend or distribution upon any class or series of its stock, whether in cash, property, stock or other securities, whether or not a regular cash dividend and whether or not out of earnings or earned surplus;

          b. to offer for subscription pro rata to the holders of any class or series of its stock any additional shares of stock of any class or series or other rights;

          c. to effect any reclassification or recapitalization of its Common Stock outstanding involving a change in the Common Stock; or

          d. to merge or consolidate with or into any other corporation, or sell, lease or convey all or substantially all its assets or property, or to liquidate, dissolve or wind up, whether voluntary or involuntary;

then in connection with each such event, this Company shall send to the
Holder:

          e. at least 10 days prior written notice of the date on which a record shall be taken for such dividend, distribution or subscription rights (and specifying the date on which the holders of Common Stock shall be entitled thereto) or for determining rights to vote in respect of the matters referred to in paragraphs a. and b. above;

          f.   in the case of the matters referred to in paragraphs c. and
d. above, at least ten (10) days prior written notice of the date for the determination of shareholders entitled to vote thereon (and specifying the date on which the holders of Common Stock shares shall be entitled to exchange their Common Stock for securities or other property deliverable upon the occurrence of such event); and

          g. prompt notice of any material change in the terms of the transaction described in a. through d. above.

     8.   COMPLIANCE WITH SECURITIES ACT; NON-TRANSFERABILITY OF
DEBENTURE; DISPOSITION OF SHARES OF COMMON STOCK.

     8.01 COMPLIANCE WITH SECURITIES ACT. By acceptance hereof, Holder agrees that this Debenture and the shares of Common Stock to be issued upon conversion hereof are being acquired for investment and that it/he/she will not offer, sell or otherwise dispose of this Debenture or any shares of Common Stock to be issued upon conversion hereof except under circumstances which will not result in a violation of the Securities Act of 1933, as amended (the "Act"). In the absence of registration of the shares of Common Stock issuable upon conversion of this Debenture (including but not limited to registration pursuant to the February 28, 1997 Securities Purchase Agreement under which the Debenture was purchased from the Company), upon conversion of this Debenture, Holder shall confirm in writing, in a form attached hereto as Exhibit B, that the shares of Common Stock are being acquired for investment and not with a view toward distribution or resale. In addition, Holder shall provide such additional information regarding Holder's financial and investment background as the Company may reasonably request, to confirm that Holder qualifies as an "accredited investor" under the Act. All shares of Common Stock issued upon exercise of this Debenture (unless registered under the Act) shall be stamped or imprinted with a legend in substantially the following form:

     "THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT"). NO SALE OR DISPOSITION MAY BE EFFECTED WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMPANY AND WITHOUT REGISTRATION UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, IF ANY, OR PURSUANT TO EXEMPTIONS THEREFROM."

     9. RIGHTS OF SHAREHOLDERS. No Holder shall be entitled to vote or receive dividends or be deemed the record owner of Common Stock or any other securities of the Company which may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the Holder, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value or change of stock to no par value, consolidation, merger, conveyance, or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until the Debenture or Debentures shall have been exercised and the shares purchasable upon the exercise hereof shall have become deliverable, as provided herein.

     10. REGISTRATION RIGHTS. The Common Stock obtained upon conversion of this Debenture shall have the registration rights, obligations and restrictions set forth in the Securities Purchase Agreement. The term "Registrable Securities" in such Securities Purchase Agreement shall include all Common Stock obtained upon exercise of this Debenture.

     11. MISCELLANEOUS. The headings in this Debenture are for purposes of convenience and reference only, and shall not be deemed to constitute a part hereof. Neither this Debenture nor any term hereof may be changed, waived, discharged or terminated orally but only by an instrument in writing signed by the Company and Holder. All notices, requests and other communications to any party hereunder shall be in writing (including telecopy or similar writing) and shall be given to such party at its address or telecopy number contained in the Company's records or such other address or telecopy number as such party may hereafter specify in writing to the Secretary of the Company for that purpose, or, if to the Company, to 11101 E. 51st Ave., Denver, CO 80239, telecopy number 303/373-3870, attention Darce Hume, Controller. Each such notice, request or other communication shall be effective (i) if given by telecopy, when such message is transmitted to the telecopy number contained in the Company's records or such other number as a party may specify in writing to the Company at such address, or (ii) if given by any other means, the earlier of (x) when delivered by hand to the address contained in the Company's record or such other address as a party may specify in writing to the Company at such address, or (y) five business days after the mailing of such notice by certified mail.

     IN WITNESS WHEREOF, the Company has caused this Debenture to be executed in its name by the signature or facsimile signature of its President, or by one of its Vice Presidents, and has caused its corporate seal to be hereto affixed and attested by the signature or facsimile signature of its Treasurer and this Debenture to be dated March 4, 1997.


                                 VARI-L COMPANY, INC.
ATTEST:


------------------------------   By:------------------------------
Jon L. Clark, Vice President        David G. Sherman, President
of Finance and Treasurer


[SEAL]





                                 EXHIBIT A

                           NOTICE OF CONVERSION


TO:  VARI-L COMPANY, INC.


     1.   The undersigned hereby elects to convert $          , plus
accrued interest thereon, of this Debenture into the number of Shares of Common Stock of Vari-L Company, Inc. into which the Debenture tendered herewith is convertible pursuant to its terms.

     2. Please issue a certificate of certificates in the name of the undersigned or in such other names as is specified below


               ---------------------------------------------
                                  (Name)


               ---------------------------------------------

               ---------------------------------------------
                                 (Address)

     3. [For use only in the absence of an effective registration statement covering the Shares] The undersigned represents that the aforesaid shares of Common Stock are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares. In support thereof, the undersigned has executed an Investment Representation Statement attached hereto as Exhibit B.



                                   ----------------------------
                                           (Signature)


---------------
    (Date)




                                 EXHIBIT B

                    INVESTMENT REPRESENTATION STATEMENT


PURCHASER :

COMPANY   :    VARI-L COMPANY, INC.

SECURITY  :    COMMON STOCK

AMOUNT    :

DATE      :


In connection with the purchase of the above-listed securities (the "Securities"), I, the Purchaser, represent to the Company the following:

     (a) I am aware of the Company's business affairs and financial condition, and have acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Securities. I am purchasing these Securities for my own account for investment purposes only and not with a view to, or for the resale in connection with, any "distribution" thereof for purposes of the Securities Act of 1933 ("Securities Act").

     (b) I understand that the Securities have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of my investment intent as expressed herein. In this connection, I understand that, in the view of the Securities and Exchange Commission ("SEC"), the statutory basis for such exemption may be unavailable if my representation was predicated solely upon a present intention to hold these Securities for the minimum capital gains period specified under tax statutes, for a deferred sale, for or until an increase or decrease in the market price of the Securities, or for a period of one year or any other fixed period in the future.

     (c) I further understand that the Securities must be held indefinitely unless subsequently registered under the Securities Act or unless an exemption from registration is otherwise available. Moreover, I understand that the Company is under no obligation to register the Securities except as set forth in the Securities Purchase Agreement. In addition, I understand that the certificate evidencing the Securities will be imprinted with a legend which prohibits the transfer of the Securities unless they are registered or such registration is not required in the opinion of counsel for the Company.

     (d) I am aware of the provisions of Rule 144, promulgated under the Securities Act, which, in substance, permits limited public resale of "restricted securities" acquired, directly or indirectly, from the issuer thereof (or from an affiliate of such issuer), in a non-public offering subject to the satisfaction of certain conditions.

     (e) I further understand that at the time I wish to sell the Securities there may be no public market upon which to make such a sale.

     (f) I further understand that in the event all of the requirements of Rule 144 are not satisfied, registration under the Securities Act, compliance with Regulation A, or some other registration exemption will be required; and that, notwithstanding the fact that Rule 144 is not exclusive, the Staff of the SEC has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk.


                                  Signature of Purchaser:



                                  ------------------------------

                                  Date: ------------------------